FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017 (April 10, 2017)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.

(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 655-7800

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 10, 2017, Essex Portfolio, L.P. (the “Operating Partnership”), the operating partnership of Essex Property Trust, Inc. (the “Company”), issued $350 million aggregate principal amount of its 3.625% Senior Notes due 2027 (the “Notes”).

The terms of the Notes are governed by an indenture, dated April 10, 2017 (the “Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee. The Indenture contains various restrictive covenants, including limitations on the Operating Partnership’s ability to consummate a merger, consolidation or sale of all or substantially all of its assets and limitations on its ability to incur additional secured and unsecured indebtedness. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The net proceeds from the issuance of the Notes will be approximately $345.4 million, after deducting the underwriters’ discounts and estimated offering expenses. The Operating Partnership intends to use the net proceeds of this offering to repay indebtedness under the Operating Partnership’s $1.0 billion unsecured line of credit facility and the Operating Partnership’s $25.0 million unsecured working capital line of credit facility, and for other general corporate and working capital purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2017, the Operating Partnership issued $350 million aggregate principal amount of Notes. The Operating Partnership offered the Notes at 99.423% of the principal amount thereof. The Notes are general unsecured senior obligations of the Operating Partnership and will rank equally in right of payment with all other senior unsecured obligations of the Operating Partnership. However, the Notes are effectively subordinated in right of payment to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and to all existing and future secured and unsecured liabilities and preferred equity of the Operating Partnership’s subsidiaries, including guarantees by the Operating Partnership’s subsidiaries of the Operating Partnership’s other indebtedness. The Notes bear interest at 3.625% per annum. Interest is payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2017 until the maturity date of May 1, 2027. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company. A copy of the Indenture, including the form of the Notes and guarantee of the Notes by the Company, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.

Prior to February 1, 2027, the Notes will be redeemable in whole at any time or in part from time to time, at the Operating Partnership’s option and in its sole discretion, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on February 1, 2027 but for the redemption date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable redemption date; however, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Notwithstanding the foregoing, if the Notes are redeemed on or after February 1, 2027, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes, when the same becomes due and payable;

•
the failure by the Operating Partnership or the Company to comply with any of its other agreements contained in the Notes or the Indenture upon receipt by it or notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the failure by the Operating Partnership or the Company to cure (or obtain a waiver of) such default within 60 days after receiving such notice;

•
failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company or any subsidiary in which the Operating Partnership has invested at least $50.0 million in capital (a “Significant Subsidiary”) in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes); or

•
certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Significant Subsidiary or any substantial part of their respective property.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1
Indenture, dated April 10, 2017, among Essex Portfolio, L.P., Essex Property Trust, Inc., and U.S. Bank National Association, as trustee, including the form of 3.625% Senior Notes due 2027 and the guarantee thereof.

5.1	Opinion of Perkins Coie LLP.

5.2	Opinion of Venable LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

23.2	Consent of Venable LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2017

Essex Property Trust, Inc.

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer

Essex Portfolio, L.P.
By: Essex Property Trust, Inc.

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer